Exhibit 99.1

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data

Selected Financial Data

	As of and for the Three Months Ended					For the Year Ended December 31,
(In thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Statement of Operations Data:
Interest income	$108,370	$99,503	$99,375	$89,619	$87,068	$396,867	$335,250
Interest expense	20,459	18,340	16,991	14,861	14,570	70,651	55,811

Net interest income	87,911	81,163	82,384	74,758	72,498	326,216	279,439
Provision for credit losses	(4,475)	1,723	6,701	5,786	(5,222)	9,735	49,348

Net interest income after provision	92,386	79,440	75,683	68,972	77,720	316,481	230,091
Noninterest income - service fees and revenue	22,405	23,014	22,144	22,489	20,605	90,052	81,976
- other noninterest income	3,251	4,110	845	1,616	1,755	9,822	6,427
Noninterest expense	66,371	56,530	56,134	54,321	55,394	233,356	220,180

Income before income taxes	51,671	50,034	42,538	38,756	44,686	182,999	98,314
Income tax expense	36,980	17,457	13,570	12,639	15,701	80,646	32,540

Net income	$14,691	$32,577	$28,968	$26,117	$28,985	$102,353	$65,774

Period-End Balance Sheet Data:
Investment securities, available-for-sale	$1,262,948	$1,198,032	$1,079,935	$1,116,280	$1,139,347	$1,262,948	$1,139,347
Total loans, net of unearned income	8,253,427	8,028,938	7,716,621	7,561,472	7,432,711	8,253,427	7,432,711
Allowance for credit losses	87,576	94,765	93,215	88,304	82,268	87,576	82,268
Total assets	10,948,926	10,502,261	9,811,557	9,720,937	9,530,888	10,948,926	9,530,888
Total deposits	9,011,515	8,501,102	7,930,383	7,841,710	8,016,749	9,011,515	8,016,749
Noninterest-bearing deposits	2,242,765	2,071,594	1,857,809	1,871,514	1,840,955	2,242,765	1,840,955
Interest-bearing deposits	6,768,750	6,429,508	6,072,574	5,970,196	6,175,794	6,768,750	6,175,794
Borrowings and subordinated debentures	470,814	572,683	499,266	682,568	331,712	470,814	331,712
Total shareholders’ equity	1,359,056	1,340,848	1,304,054	1,105,976	1,080,498	1,359,056	1,080,498
Average Balance Sheet Data:
Investment securities, available-for-sale	$1,228,330	$1,169,182	$1,099,307	$1,125,174	$1,060,821	$1,155,819	$1,001,317
Total loans, net of unearned income	8,226,294	7,867,794	7,650,048	7,551,173	7,375,446	7,825,763	7,186,635
Allowance for credit losses	94,968	94,706	90,366	82,258	95,042	90,621	90,264
Total assets	10,586,245	10,024,871	9,786,355	9,670,593	9,596,574	10,020,036	9,271,629
Total deposits	8,635,473	8,139,969	7,940,421	8,025,068	7,925,281	8,186,781	7,655,302
Noninterest-bearing deposits	2,170,758	1,982,784	1,845,447	1,857,657	1,784,422	1,965,070	1,688,405
Interest-bearing deposits	6,464,715	6,157,185	6,094,974	6,167,411	6,140,859	6,221,711	5,966,897
Borrowings and subordinated debentures	502,428	484,798	510,373	474,976	500,045	493,196	452,685
Total shareholders’ equity	1,348,867	1,320,884	1,251,217	1,090,905	1,094,182	1,253,861	1,093,604

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data

Selected Financial Data (Continued)

	As of and for the Three Months Ended					For the Year Ended December 31,
(In thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Per Share Data:(3)
Earnings
Basic	$0.18	$0.39	$0.35	$0.35	$0.39	$1.26	$0.88
Diluted	0.17	0.39	0.35	0.35	0.38	1.25	0.87
Book value per common share	16.25	16.03	15.59	14.75	14.41	16.25	14.41
Tangible book value (1)	12.33	12.10	11.64	10.33	9.97	12.33	9.97
Weighted average common shares outstanding
Basic	83,625,000	83,625,000	81,918,956	75,000,000	75,000,000	81,072,945	75,000,000
Diluted	84,717,005	83,955,685	81,951,795	75,672,750	75,402,525	81,605,015	75,294,600
Performance Ratios:
Return on average common equity (2)	4.32%	9.78%	9.29%	9.71%	10.54%	8.16%	6.01%
Return on average tangible common equity (1) (2)	5.71	13.04	12.63	13.96	15.16	11.08	8.68
Return on average assets (2)	0.55	1.29	1.19	1.10	1.20	1.02	0.71
Net interest margin (2)	3.59	3.52	3.71	3.46	3.31	3.57	3.30
Efficiency ratio (1)	58.44	52.20	53.27	54.95	58.40	54.77	59.86
Asset Quality Ratios:
Total nonperforming assets (“NPAs”) to total loans and OREO and other NPAs	0.85%	1.51%	1.82%	2.25%	2.22%	0.85%	2.22%
Total nonperforming loans to total loans	0.58	0.96	1.36	1.77	1.73	0.58	1.73
Total ACL to total loans	1.06	1.18	1.21	1.17	1.11	1.06	1.11
ACL to total nonperforming loans (“NPLs”)	183.62	122.66	88.81	65.80	63.83	183.62	63.80
Net charge-offs to average loans (2)	0.13	0.01	0.09	(0.01)	0.20	0.06	0.65
Capital Ratios:
Total shareholders’ equity to assets	12.41%	12.77%	13.29%	11.38%	11.34%	12.41%	11.34%
Tangible common equity to tangible assets (1)	9.71	9.95	10.27	8.25	8.13	9.71	8.13
Common equity tier 1 (CET1) (transitional)	10.57	10.79	10.92	8.99	8.84	10.57	8.84
Tier 1 leverage capital	10.68	11.12	11.00	9.10	8.89	10.68	8.89
Tier 1 risk-based capital	10.94	11.17	11.31	9.36	9.19	10.94	9.19
Total risk-based capital	12.81	13.18	13.41	11.43	11.22	12.81	11.22

(1)	Considered a non-GAAP financial measure. See Table 7 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)	Annualized.
(3)	As of the completion of a secondary offering on November 13, 2017, 64,075,000 of our outstanding shares are owned by our parent-holding company Cadence Bancorp LLC. Cadence Bancorp LLC owned 75,000,000 of our outstanding shares before the secondary offering.

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data

Average Balances/Yield/Rates

	For the Three Months Ended December 31,
	2017			2016
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income(1)
Originated and ANCI loans	$7,961,692	$89,762	4.47%	$7,037,980	$71,237	4.03%
ACI portfolio	264,602	8,145	12.21	337,466	7,813	9.21

Total loans	8,226,294	97,907	4.72	7,375,446	79,050	4.26
Investment securities
Taxable	817,971	5,000	2.43	676,148	3,418	2.01
Tax-exempt (2)	410,359	5,047	4.88	384,673	4,814	4.98

Total investment securities	1,228,330	10,047	3.25	1,060,821	8,232	3.09
Federal funds sold and short-term investments	409,317	1,151	1.12	436,665	783	0.71
Other investments	51,318	1,030	7.96	48,643	688	5.63

Total interest-earning assets	9,915,259	110,135	4.41	8,921,575	88,753	3.96
Noninterest-earning assets:
Cash and due from banks	66,849			44,851
Premises and equipment	64,730			67,608
Accrued interest and other assets	634,375			657,582
Allowance for credit losses	(94,968)			(95,042)

Total assets	$10,586,245			$9,596,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Demand deposits	$4,424,371	$7,844	0.70%	$4,404,779	$4,973	0.45%
Savings deposits	177,413	112	0.25	179,094	111	0.25
Time deposits	1,862,931	7,129	1.52	1,556,986	4,325	1.11

Total interest-bearing deposits	6,464,715	15,085	0.93	6,140,859	9,409	0.61
Other borrowings	367,373	3,021	3.26	365,728	2,854	3.10
Subordinated debentures	135,055	2,353	6.91	134,317	2,307	6.83

Total interest-bearing liabilities	6,967,143	20,459	1.17	6,640,904	14,570	0.87
Noninterest-bearing liabilities:
Demand deposits	2,170,758			1,784,422
Accrued interest and other liabilities	99,477			77,066

Total liabilities	9,237,378			8,502,392
Stockholders’ equity	1,348,867			1,094,182

Total liabilities and stockholders’ equity	$10,586,245			$9,596,574

Net interest income/net interest spread		89,676	3.24%		74,183	3.09%

Net yield on earning assets/net interest margin			3.59%			3.31%

Taxable equivalent adjustment:
Investment securities		(1,765)			(1,685)

Net interest income		$87,911			$72,498

(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data

	For the Three Months Ended December 31, 2017			For the Three Months Ended September 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income(1)
Originated and ANCI loans	$7,961,692	$89,762	4.47%	$7,587,556	$84,321	4.41%
ACI portfolio	264,602	8,145	12.21	280,238	5,840	8.27

Total loans	8,226,294	97,907	4.72	7,867,794	90,161	4.55
Investment securities
Taxable	817,971	5,000	2.43	760,269	4,610	2.41
Tax-exempt (2)	410,359	5,047	4.88	408,913	5,046	4.90

Total investment securities	1,228,330	10,047	3.25	1,169,182	9,656	3.28
Federal funds sold and short-term investments	409,317	1,151	1.12	267,684	1,072	1.59
Other investments	51,318	1,030	7.96	49,661	380	3.04

Total interest-earning assets	9,915,259	110,135	4.41	9,354,321	101,269	4.30
Noninterest-earning assets:
Cash and due from banks	66,849			60,760
Premises and equipment	64,730			65,308
Accrued interest and other assets	634,375			639,188
Allowance for credit losses	(94,968)			(94,706)

Total assets	$10,586,245			$10,024,871

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Demand deposits	$4,424,371	$7,844	0.70%	$4,329,086	$7,300	0.67%
Savings deposits	177,413	112	0.25	180,099	113	0.25
Time deposits	1,862,931	7,129	1.52	1,648,000	5,665	1.36

Total interest-bearing deposits	6,464,715	15,085	0.93	6,157,185	13,078	0.84
Other borrowings	367,373	3,021	3.26	349,925	2,926	3.32
Subordinated debentures	135,055	2,353	6.91	134,873	2,336	6.87

Total interest-bearing liabilities	6,967,143	20,459	1.17	6,641,983	18,340	1.10
Noninterest-bearing liabilities:
Demand deposits	2,170,758			1,982,784
Accrued interest and other liabilities	99,477			79,220

Total liabilities	9,237,378			8,703,987
Stockholders’ equity	1,348,867			1,320,884

Total liabilities and stockholders’ equity	$10,586,245			$10,024,871

Net interest income/net interest spread		89,676	3.24%		82,929	3.20%

Net yield on earning assets/net interest margin			3.59%			3.52%

Taxable equivalent adjustment:
Investment securities		(1,765)			(1,766)

Net interest income		$87,911			$81,163

(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data

	For the Year Ended December 31,
	2017			2016
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income(1)
Originated and ANCI loans	$7,535,099	$327,857	4.35%	$6,811,616	$268,984	3.95%
ACI portfolio	290,664	31,451	10.82	375,019	36,569	9.75

Total loans	7,825,763	359,308	4.59	7,186,635	305,553	4.25
Investment securities
Taxable	747,590	18,089	2.42	725,100	15,838	2.18
Tax-exempt (2)	408,229	20,554	5.03	276,217	13,464	4.87

Total investment securities	1,155,819	38,643	3.34	1,001,317	29,302	2.93
Federal funds sold and short-term investments	313,683	3,336	1.06	368,669	2,419	0.66
Other investments	49,781	2,774	5.57	46,364	2,688	5.80

Total interest-earning assets	9,345,046	404,061	4.32	8,602,985	339,962	3.95
Noninterest-earning assets:
Cash and due from banks	60,108			47,569
Premises and equipment	65,428			69,290
Accrued interest and other assets	640,075			642,049
Allowance for credit losses	(90,621)			(90,264)

Total assets	$10,020,036			$9,271,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Demand deposits	$4,360,252	$27,030	0.62%	$4,122,667	$17,832	0.43%
Savings deposits	181,500	456	0.25	178,397	423	0.24
Time deposits	1,679,959	22,213	1.32	1,665,833	17,191	1.03

Total interest-bearing deposits	6,221,711	49,699	0.80	5,966,897	35,446	0.59
Other borrowings	358,413	11,644	3.25	318,668	11,215	3.52
Subordinated debentures	134,783	9,308	6.91	134,017	9,150	6.83

Total interest-bearing liabilities	6,714,907	70,651	1.05	6,419,582	55,811	0.87
Noninterest-bearing liabilities:
Demand deposits	1,965,070			1,688,405
Accrued interest and other liabilities	86,198			70,038

Total liabilities	8,766,175			8,178,025
Stockholders’ equity	1,253,861			1,093,604

Total liabilities and stockholders’ equity	$10,020,036			$9,271,629

Net interest income/net interest spread		333,410	3.27%		284,151	3.08%

Net yield on earning assets/net interest margin			3.57%			3.30%

Taxable equivalent adjustment:
Investment securities		(7,194)			(4,712)

Net interest income		$326,216			$279,439

(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data

Loan Interest Income Detail

	For the Three Months Ended,					For the Years Ended December 31,
(In thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Loan Interest Income Detail
Interest income on loans, excluding ACI loans	$89,762	$84,321	$79,904	$73,869	$71,237	$327,857	$268,984
Scheduled accretion for the period	5,348	5,550	6,075	6,331	6,845	23,303	30,870
Recovery income for the period	2,797	290	4,450	610	968	8,148	5,699

Accretion on acquired credit impaired (ACI) loans	8,145	5,840	10,525	6,941	7,813	31,451	36,569

Loan interest income	$97,907	$90,161	$90,429	$80,810	$79,050	$359,308	$305,553

Loan yield, excluding ACI loans	4.47%	4.41%	4.36%	4.14%	4.03%	4.35%	3.95%
ACI loan yield	12.21	8.27	14.02	8.89	9.21	10.82	9.75

Total loan yield	4.72%	4.55%	4.74%	4.34%	4.26%	4.59%	4.25%

Allowance for Credit Losses

	For the Three Months Ended					For the Years Ended December 31,
(In thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Balance at beginning of period	$94,765	$93,215	$88,304	$82,268	$91,169	$82,268	$79,783
Charge-offs	(2,860)	(581)	(2,879)	(551)	(3,922)	(6,871)	(49,302)
Recoveries	146	408	1,089	801	243	2,444	2,439

Net (charge-offs) recoveries	(2,714)	(173)	(1,790)	250	(3,679)	(4,427)	(46,863)

Provision for (reversal of) credit losses	(4,475)	1,723	6,701	5,786	(5,222)	9,735	49,348

Balance at end of period	$87,576	$94,765	$93,215	$88,304	$82,268	$87,576	$82,268

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data

Noninterest Income

	For the Three Months Ended					For the Years Ended December 31,
(In thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Noninterest Income
Investment advisory revenue	$5,257	$5,283	$5,061	$4,916	$4,821	$20,517	$18,811
Trust services revenue	4,836	4,613	4,584	5,231	4,109	19,264	16,109
Service charges on deposit accounts	3,753	3,920	3,784	3,815	3,614	15,272	13,793
Credit-related fees	3,372	3,306	2,741	2,747	2,875	12,166	10,729
Insurance revenue	1,470	1,950	1,828	2,130	1,577	7,378	7,717
Bankcard fees	1,833	1,803	1,862	1,812	1,813	7,310	7,270
Mortgage banking revenue	687	965	1,213	866	1,019	3,731	4,663
Other service fees earned	1,197	1,174	1,071	972	777	4,414	2,884

Total service fees and revenue	22,405	23,014	22,144	22,489	20,605	90,052	81,976

Securities gains (losses), net	16	1	(244)	81	1,267	(146)	3,736
Other	3,235	4,109	1,089	1,535	488	9,968	2,691

Total other noninterest income	3,251	4,110	845	1,616	1,755	9,822	6,427

Total noninterest income (GAAP)	25,656	27,124	22,989	24,105	22,360	99,874	88,403
Less: Securities gains (losses)	16	1	(244)	81	1,267	(146)	3,736

Adjusted noninterest operating revenue (Non-GAAP measure)	$25,640	$27,123	$23,233	$24,024	$21,093	$100,020	$84,667

Noninterest Expense

	For the Three Months Ended					For the Years Ended December 31,
(In thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Noninterest Expenses
Salaries and employee benefits	$35,162	$35,007	$34,682	$34,267	$28,139	$139,118	$125,068
Premises and equipment	7,629	7,419	7,180	6,693	7,475	28,921	27,982
Intangible asset amortization	1,085	1,136	1,190	1,241	1,555	4,652	6,532
Net cost of operation of other real estate owned	1,075	453	427	296	1,117	2,251	3,033
Data processing	2,504	1,688	1,702	1,696	1,767	7,590	6,280
Special asset expenses	331	215	469	140	670	1,156	1,788
Consulting and professional fees	4,380	2,069	1,502	1,139	2,288	9,090	6,728
Loan related expenses	810	532	757	280	1,236	2,379	3,114
FDIC insurance	939	889	954	1,493	1,517	4,275	7,228
Communications	857	650	675	655	741	2,837	2,656
Advertising and public relations	683	521	499	345	344	2,048	1,369
Legal expenses	2,626	612	508	432	662	4,178	2,721
Branch closure expenses	55	50	47	46	47	198	238
Other	8,235	5,289	5,542	5,598	7,836	24,663	25,443

Total noninterest expenses	$66,371	$56,530	$56,134	$54,321	$55,394	$233,356	$220,180

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data

Reconciliation of Non-GAAP Financial Measures

	As of and for the Three Months Ended					As of and for the Years Ended December 31,
(In thousands)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	2017	2016
Efficiency ratio
Noninterest expenses (numerator)	$66,371	$56,530	$56,134	$54,321	$55,394	$233,356	$220,180

Net interest income	$87,911	$81,163	$82,384	$74,758	$72,498	$326,216	$279,439
Noninterest income	25,656	27,124	22,989	24,105	22,360	99,874	88,403

Operating revenue (denominator)	$113,567	$108,287	$105,373	$98,863	$94,858	$426,090	$367,842

Efficiency ratio	58.44%	52.20%	53.27%	54.95%	58.40%	54.77%	59.86%

Adjusted noninterest expenses and operating revenue
Noninterest expense	$66,371	$56,530	$56,134	$54,321	$55,394	$233,356	$220,180
Less: Branch closure expenses	55	50	47	46	47	198	238

Adjusted noninterest expenses	$66,316	$56,480	$56,087	$54,275	$55,347	$233,158	$219,942

Net interest income	$87,911	$81,163	$82,384	$74,758	$72,498	$326,216	$279,439
Noninterest income	25,656	27,124	22,989	24,105	22,360	99,874	88,403
Less: Securities gains (losses), net	16	1	(244)	81	1,267	(146)	3,736

Adjusted operating revenue	$113,551	$108,286	$105,617	$98,782	$93,591	$426,236	$364,106

Tangible common equity ratio
Shareholders’ equity	$1,359,056	$1,340,848	$1,304,054	$1,105,976	$1,080,498	$1,359,056	$1,080,498
Less: Goodwill and other intangible assets, net	(328,040)	(329,124)	(330,261)	(331,450)	(332,691)	(328,040)	(332,691)

Tangible common shareholders’ equity	1,031,016	1,011,724	973,793	774,526	747,807	1,031,016	747,807

Total assets	10,948,926	10,502,261	9,811,557	9,720,937	9,530,888	10,948,926	9,530,888
Less: Goodwill and other intangible assets, net	(328,040)	(329,124)	(330,261)	(331,450)	(332,691)	(328,040)	(332,691)

Tangible assets	$10,620,886	$10,173,137	$9,481,296	$9,389,487	$9,198,197	$10,620,886	$9,198,197

Tangible common equity ratio	9.71%	9.95%	10.27%	8.25%	8.13%	9.71%	8.13%

Tangible book value per share
Shareholders’ equity	$1,359,056	$1,340,848	$1,304,054	$1,105,976	$1,080,498	$1,359,056	$1,080,498
Less: Goodwill and other intangible assets, net	(328,040)	(329,124)	(330,261)	(331,450)	(332,691)	(328,040)	(332,691)

Tangible common shareholders’ equity	$1,031,016	$1,011,724	$973,793	$774,526	$747,807	$1,031,016	$747,807

Common shares issued	83,625,000	83,625,000	83,625,000	75,000,000	75,000,000	83,625,000	75,000,000

Tangible book value per share	$12.33	$12.10	$11.64	$10.33	$9.97	$12.33	$9.97

Return on average tangible common equity
Average common equity	$1,348,867	$1,320,884	$1,251,217	$1,090,905	$1,094,182	$1,253,861	$1,093,604
Less: Average intangible assets	(328,697)	(329,816)	(330,977)	(332,199)	(333,640)	(330,411)	(336,054)

Average tangible common shareholders’ equity	$1,020,170	$991,068	$920,240	$758,706	$760,542	$923,450	$757,550

Net income	$14,691	$32,577	$28,968	$26,117	$28,985	$102,353	$65,774

Return on average tangible common equity(1)	5.71%	13.04%	12.63%	13.96%	15.16%	11.08%	8.68%

Pre-tax, pre-provision net earnings
Income before taxes	$51,671	$50,034	$42,538	$38,756	$44,686	$182,999	$98,314
Plus: Provision for credit losses	(4,475)	1,723	6,701	5,786	(5,222)	9,375	49,348

Pre-tax, pre-provision net earnings	$47,196	$51,757	$49,239	$44,542	$39,464	$192,374	$147,662

CADENCE BANCORPORATION

Unaudited Consolidated Financial Data

Reconciliation of Non-GAAP Financial Measures (continued)

	As of and for the Three Months Ended	As of and for the Year Ended
(In thousands)	December 31, 2017	December 31, 2017
Reconciliation of Non-GAAP Financial Measures Related to One-Time Tax Charge
Net income excluding one-time tax charge
Net income	$14,691	$102,353
Add: One-time tax charge	19,022	19,022

Net income excluding one-time tax charge	$33,713	$121,375

Earnings per share
Earnings per diluted common share	$0.17	$1.25
One-time tax charge per share	0.22	0.23

Earnings per diluted common share excluding one-time tax charge	$0.39	$1.48

Return on Average Assets
Net income excluding one-time tax charge	$33,713	$121,375
Average assets	10,586,245	10,020,036

Return on average assets excluding one-time tax charge(1)	1.26%	1.21%

Return on Average Common Equity
Net income excluding one-time tax charge	$33,713	$121,375
Average common equity	1,348,867	1,253,861

Return on average common equity excluding one-time tax charge(1)	9.92%	9.68%

Return on Average Tangible Common Equity
Net income excluding one-time tax charge	$33,713	$121,375
Average tangible common shareholders’ equity	1,020,170	923,450

Return on average tangible common shareholders’ equity excluding one-time tax charge(1)	13.11%	13.14%

Effective Tax Rate
Income before taxes	$51,671	$182,999

Income tax expense	36,980	80,646
Less: one-time tax charge	19,022	19,022

Income tax expense excluding one-time tax charge	17,958	61,624

Effective tax rate excluding one-time tax charge	34.8%	33.7%

(1)	Annualized for the three month periods.